Exhibit 15.1

Fujian Dajia Law Firm

October 29, 2024

E-Home Household Service Holdings Limited

 E-Home, 18/F, East Tower, Building B, Dongbai Center,

Yangqiao Road, Gulou District, Fuzhou City 350001,

People’s Republic of China

Dear Sirs,

We consent to the references to our firm under “Item 3. Key Information— Permissions Required from the PRC Authorities for Our Operations”, “Item 3. Key Information—D. Risk Factors”, “Item 4. Information on the Company—B. Business Overview—Regulations” and Item 4.C – Organizational Structure”,” in E-Home Household Service Holdings Limited’s Annual Report on Form 20-F for the year ended June 30, 2024 (the “Annual Report”), which is filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Sincerely,

Fujian Dajia Law Firm

/s/ Fujian Dajia Law Firm